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EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference to the Company’s previously filed Registration Statement of Form S-8 of our report dated June 14, 2006, relating to the consolidated financial statements of Boston Restaurant Associates, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended April 30, 2006.

/s/ BDO Seidman, LLP

Boston, Massachusetts
June 27, 2006